UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2013

EVOLUCIA INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-53590	98-0550703
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7040 Professional Parkway East, Sarasota, Florida 34240
(Address of principal executive offices) (zip code)

941-751-6800
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities

On November 26, 2013, Evolucia Inc. (the “Company”) issued to the Sack Family Investment Fund, LLC a Promissory Note in the amount of $400,000 (the “Sack Note”) and a Common Stock Purchase Warrant to acquire  40,000,000 shares of common stock (the “Sack Warrant”) in consideration of a loan in the same amount provided on October 28, 2013.  The Sack Note was issued and is payable together with 15% interest per annum on December 31, 2013 or upon the Company closing a capital raise.  The Sack Warrant is exercisable for a period of five years, subject to the Company increasing its authorized shares of common stock, at an exercise price of $0.01 per share.  Burton “Skip” Sack, a director of the Company, is the managing member of the Sack Family Investment Fund, LLC.

The securities were offered and sold in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and/or Rule 506 promulgated under Regulation D thereunder. The investor is an accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing information is a summary of each of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing transaction.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

4.1	Promissory Note dated November 26, 2013 issued to Sack Family Investment Fund, LLC

4.2	Common Stock Purchase Warrant dated November 26, 2013 issued to Sack Family Investment Fund, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLUCIA INC.

Date: November 27, 2013	By:	/s/ Mel Interiano
Name: Mel Interiano
Title: Chief Executive Officer

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